Exhibit 10.49

MASTER REAFFIRMATION AND

AMENDMENT NO. 5 TO LOAN DOCUMENTS

THIS MASTER REAFFIRMATION AND AMENDMENT NO. 5 TO LOAN DOCUMENTS (this “Amendment”) is made as of the 23rd day of October, 2015, by and among HIGHER ONE, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (the “Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 16, 2012 (the “Original Credit Agreement”), as amended by that certain Master Reaffirmation and Amendment No. 1 to Loan Documents, dated as of March 28, 2013 (the “First Amendment”), as further amended by that certain Master Reaffirmation and Amendment No. 2 to Loan Documents, dated as of November 4, 2013 (the “Second Amendment”), as further amended by that certain Master Reaffirmation and Amendment No. 3 to Loan Documents, dated as of February 12, 2015 (the “Third Amendment”), and as further amended by that certain Master Reaffirmation and Amendment No. 4 to Loan Documents, dated as of June 17, 2015 (the “Fourth Amendment” and, together with the Original Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, collectively, as the same may be amended, modified, extended, restated, replaced or otherwise supplemented from time to time, the “Credit Agreement”);

WHEREAS, as collateral security for all Obligations to the Lenders, the Borrower and each Guarantor has granted to the Agent for the ratable benefit of the Secured Parties a lien on and security interest in all of their respective assets pursuant to, and as more particularly described in, the Collateral Documents;

WHEREAS, the Borrower and the Guarantors (collectively, the “Obligors”) have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein (which are incorporated herein as though fully set forth below, by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.            Acknowledgments, Affirmations and Representations and Warranties.

(a)           The Obligors acknowledge, affirm, represent and warrant that:

(i)     All of the statements contained herein are true and correct and that each understands that the Lenders and the Agent are relying on the truth and completeness of such statements to enter into this Amendment.

(ii)     The Obligors are legally and validly indebted to the Lenders by virtue of the Facility and the Loan Documents to which they are a party and there is no defense, offset or counterclaim with respect to any of the Obligations of the Obligors under the Loan Documents or independent claim or action against the Lenders or the Agent of any kind or nature with respect to the Obligations existing as of the date hereof or any of the Loan Documents to which they are a party, any action previously taken or not taken by the Lenders or the Agent with respect thereto, or any Lien on Collateral in connection therewith to secure the Obligations.

(iii)     Each of the Obligors has the power and authority to enter into, and has taken all necessary corporate or company action to authorize, this Amendment and the transactions contemplated hereby, and this Amendment has been duly executed and delivered by each Obligor and is a valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms.

(iv)     All representations, warranties and covenants contained in, and schedules and exhibits to, the Credit Agreement, the Guaranty and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation, warranty or covenant) on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation, warranty or covenant) as of such earlier date, and are incorporated herein by reference and are hereby remade and reaffirmed.

(v)     No Event of Default currently exists under the Credit Agreement, the Guaranty or any of the other Loan Documents and no condition exists which would constitute a default or an event of default under the Credit Agreement or any of the other Loan Documents but for the giving of notice or passage of time, or both.

(vi)     Except for matters specifically addressed in the Third Amendment, there has been no event or circumstance since the date of the closing of the Credit Agreement on October 16, 2012 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(vii)     The consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of terms, conditions or provisions of any Obligor’s Organization Documents or any evidence of indebtedness, agreement or instrument of whatever nature to which any Obligor is a party or by which it is bound, does not constitute a default under any of the foregoing and does not violate any federal, state or local law, regulation or order or any order of any court or agency which is binding upon any Obligor.

(viii)     No consents, licenses or approvals are required from any Governmental Authority or any other Person in connection with the execution, delivery and performance by any of the Obligors and the validity against any of the Obligors of this Amendment other than those already obtained.

(ix)     The Obligors are not in default in the payment or performance of any other obligations or liabilities relating to Indebtedness to any other Person, including, without limitation, any other financial institution, and all payments due to any other creditors of any of the Obligors are current and not past due.

2.            Amendments to Credit Agreement and Other Loan Documents.

(a)        Any and all references in any Loan Document to the Credit Agreement (howsoever defined) shall mean the Credit Agreement, as amended and modified by this Amendment.

(b)        Section 1.01 of the Credit Agreement, entitled “Defined Terms,” is hereby amended by deleting the definitions of “Commitment” and “Permitted Transfer” in their entirety and by replacing them with the respective replacement definitions set forth below:

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Commitment” applicable for such date or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Subject to any other adjustments set forth in this Agreement, including, without limitation, any Facility Reduction described in Section 2.16 hereof, the Commitment of all of the Lenders shall be: (i) $75,000,000 on the Amendment No. 5 Effective Date through June 29, 2016; (ii) $65,000,000 on June 30, 2016 through December 30, 2016; and (iii) $55,000,000 on December 31, 2016 through the Maturity Date. For the avoidance of doubt, any Facility Reduction shall be in addition to the reductions in the Commitment described in the immediately preceding sentence.

“Permitted Transfer” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business and not interfering in any material respect with the business of Holdings, the Borrower and their Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value in the ordinary course of business; and (f) the sale of the Campus Labs Assets pursuant to the Asset Purchase Agreement so long as the consummation of the Campus Labs Sale occurs on or before November 30, 2015.

(c)     Section 1.01 of the Credit Agreement, entitled “Defined Terms,” is hereby amended by adding the following new definitions in their appropriate alphabetical order:

“Amendment No. 5” means that certain Master Reaffirmation and Amendment No. 5 to Loan Documents, dated as of October 23, 2015, by and among the Borrower, the Guarantors, the Lenders party thereto and Bank of America, as Administrative Agent, Swingline Lender and L/C Issuer.

“Amendment No. 5 Effective Date” has the meaning specified in Amendment No. 5.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement between the Borrower and the Purchaser dated as of October 14, 2015 pursuant to which the Borrower has agreed to sell and the Purchaser has agreed to buy the Campus Labs Assets as more particularly described in, and subject to the terms of, such Asset Purchase Agreement.

“Campus Labs Assets” means those assets sold, or to be sold, by the Borrower to the Purchaser pursuant to, and as described in, the Asset Purchase Agreement.

“Campus Labs Closing Date” means the date on which the sale of the Campus Labs Assets is consummated pursuant to the terms of the Asset Purchase Agreement.

“Campus Labs Sale” means the sale by the Borrower of the Campus Labs Assets as more particularly set forth in, and pursuant to the terms of, the Asset Purchase Agreement.

“Purchaser” means CL NewCo, Inc., a Delaware corporation.

“Campus Labs Reduction” has the meaning specified in Section 2.18.

“Campus Labs Reduction Amount” has the meaning specified in Section 2.18.

(d)         Article II of the Credit Agreement, entitled “COMMITMENTS AND CREDIT EXTENSIONS,” is hereby amended by adding the following new section at the end of such Article II (immediately after Section 2.17):

“2.18     Campus Labs Reduction. Notwithstanding anything to the contrary contained herein, on the later to occur of (a) the Amendment No. 5 Effective Date, and (b) the Campus Labs Closing Date, the Borrower shall pay down the then Outstanding Amount of all Revolving Loans (the “Campus Labs Reduction”) by an amount equal to $30,000,000 (the “Campus Labs Reduction Amount”). The Campus Labs Reduction is not a permanent reduction and, to the extent the Borrower otherwise has undrawn availability under the Commitment (after giving effect to any Settlement Reserve Amount requirement, any Facility Reduction and any other limitations set forth in this Agreement), the Borrower may re-borrow all or any portion of the Campus Labs Reduction Amount.

(e)      Section 7.11 of the Credit Agreement, entitled “Financial Covenants,” is hereby amended by deleting subsection (a) appearing therein in its entirety and by substituting the following in lieu thereof:

“(a)     Minimum EBITDA. Permit the Consolidated EBITDA as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower set forth below to be less than the amount set forth below opposite such period:

Measurement Period Ending	Minimum EBITDA
September 30, 2015	$40,000,000
December 31, 2015 and each fiscal quarter thereafter	$25,000,000

(f)     Section 7.11 of the Credit Agreement, entitled “Financial Covenants,” is hereby further amended by deleting subsection (b) appearing therein in its entirety and by substituting the following in lieu thereof:

“(b)     Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
September 30, 2015	2.75-to-1.00
December 31, 2015 and each fiscal quarter thereafter	2.00-to-1.00

(g)     The Credit Agreement is hereby amended by deleting Schedule 1.01(b) in its entirety and by substituting therefor the schedule attached hereto as Schedule 1.01(b).

3.            Reaffirmation of Obligors; Representations of Obligors. The Obligors, as makers, debtors, assignors, obligors, guarantors, or in other similar capacity in which they incur obligations to the Agent or the Lenders under any of the Loan Documents or otherwise, hereby ratify and reaffirm all of their respective payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which they are a party and, to the extent they granted liens or mortgages on or security interests in any of their properties pursuant to any Collateral Document as security for the Obligations under or with respect to the Credit Agreement and the other Loan Documents, hereby ratify and reaffirm such grant of liens, mortgages and security interests and confirm and agree that with respect to liens and security interests on any right, title and interest of the Obligors in any personal property granted pursuant to a security agreement or otherwise, such liens and security interests hereafter secure all of the Obligations, including without limitation, the Obligations arising under the Revolving Loans, in each case as if each reference in such Collateral Document to the obligations secured thereby are construed to hereafter mean and refer to such Obligations (including, without limitation, the Revolving Loans) under the Credit Agreement and other Loan Documents, as hereby amended. Each Guarantor acknowledges, affirms and agrees that all Obligations of the Borrower to the Lenders and the Agent have been guaranteed by such Guarantors pursuant to the terms of the Guaranty, including, without limitation, those Obligations arising under the Revolving Loans. The Obligors acknowledge that each of the Loan Documents to which they are a party remain in full force and effect, continue to apply to the Obligations, including, without limitation, the Obligations arising under the Revolving Loans, and are hereby ratified and confirmed. The execution of this Amendment shall not operate as a novation, waiver of any right, power or remedy of the Lenders or the Agent nor constitute a waiver of any provision of any of the Loan Documents. The Obligors agree and acknowledge that this Amendment shall be deemed a Loan Document.

4.            Conditions to Effectiveness. This Amendment shall be deemed effective as of the day and year set forth above (the “Amendment No. 5 Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Agent) on or prior to October 23, 2015:

(a)     The Agent shall have received a copy of this Amendment duly executed by each Obligor, the Lenders and the Agent, in form and substance reasonably satisfactory to the Agent.

(b)     The Agent shall have received a fully executed copy of the Asset Purchase Agreement together with all exhibits and schedules thereto, in form and substance reasonably satisfactory to the Agent.

(c)     The representations and warranties of the Obligors contained herein shall be true and correct in all material respects unless qualified by materiality in which case such representations and warranties shall be true and correct.

(d)     There shall exist no Default or Event of Default.

(e)     If necessary to cause the Outstanding Amount of all Revolving Loans on the Amendment No. 5 Effective Date to be less than the maximum Commitment amount under the Credit Agreement, as amended by this Amendment, the Borrower shall have paid-down the principal balance of the outstanding Revolving Loans by an amount sufficient to cause all outstanding Revolving Loans not to exceed such amended Commitment.

(f)     The Agent shall have received from the Borrower, for the account of the Lenders (including Bank of America), the Upfront Fee (as defined below).

(g)     The Agent shall have received from the Borrower such other fees and expenses that are due and payable in connection with the consummation of the transactions contemplated hereby and Agent’s counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses reasonably incurred in connection with this Amendment.

(h)     The Agent shall have received an opinion or opinions of outside counsel for the Obligors, dated as of the Amendment No. 5 Effective Date and addressed to the Agent and the Lenders, which shall include opinions regarding this Amendment and the transactions contemplated by the Asset Purchase Agreement and which shall otherwise be in form and substance reasonably satisfactory to the Agent.

(i)     The Obligors shall have delivered to the Agent such other supporting documents, authorizing resolutions (including any required shareholder approvals), lien searches, and certificates as the Agent, the Lenders or their respective counsel may reasonably request with respect to the transactions contemplated by this Amendment and with respect to the Campus Labs Sale.

(j)     The Obligors shall have delivered, or caused to be delivered, to the Agent copies of the written consent of any Governmental Authority or any other Person that may be required in connection with the execution, delivery and performance by the Obligors of the transactions contemplated by this Amendment and the Asset Purchase Agreement.

(k)     All other documents, legal and regulatory matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

For purposes of determining compliance with the conditions specified in this Section 4, the Agent’s and any Lender’s execution and delivery of this Amendment shall be deemed to constitute their approval and acceptance of, or its satisfaction with, each document or other matter required under this Section 4 to be approved by or reasonably acceptable or satisfactory to the Agent and/or any such Lender.

5.            Additional Covenants and Agreements

(a)     The Obligors hereby represent and warrant to the Agent and the Lenders that the Campus Labs Assets do not constitute all or substantially all of the assets of the Borrower. Accordingly, the parties agree that the Disposition of the Campus Labs Assets pursuant to the terms of the Purchase and Sale Agreement, so long as such Disposition occurs on or before November 30, 2015, does not constitute a Disposition of all or substantially all of the assets of the Borrower.

(b)     The Obligors hereby agree that the Asset Purchase Agreement in the form provided to the Agent on October 14, 2015 shall not be amended, supplemented or otherwise modified without the prior written consent of the Agent; provided however, that, immaterial changes to the Transitions Services Agreement provided to the Agent on October 14, 2015 can be made without consent of the Agent.

6.     Upfront Fee. In consideration of the agreement by each of the undersigned Lenders to enter into this Amendment and extend other accommodations contemplated hereunder, the Borrower shall pay to the Agent, for the account of each Lender (including Bank of America), in addition to other fees payable under the Credit Agreement and the other Loan Documents, an amendment fee equal to 0.50% of the aggregate Commitments of all of the Lenders immediately after to giving effect to this Amendment (the “Upfront Fee”). For the avoidance of doubt, each Lender’s ratable portion of the Upfront Fee shall be equal to 0.50% of such Lender’s Commitment with respect to the amended $75,000,000 credit facility. The Upfront Fee shall be deemed fully earned as of the Amendment No. 5 Effective Date and shall be nonrefundable for any reason whatsoever.

7.     Expenses, Etc. Without limitation of the amounts payable by the Obligors under the Credit Agreement and other Loan Documents, the Obligors agree to pay all reasonable legal fees and expenses of the Agent and the Lenders incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed and/or delivered in connection herewith.

8.     Successors and Assigns. This Amendment shall be binding upon the Obligors and upon their respective heirs, administrators, successors and assigns, and shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns. The successors and assigns of such Persons shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.

9.     Further Assurances. The Obligors hereby agree from time to time, as and when requested by the Agent or any of the Lenders, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or any of the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the Loan Documents.

10.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereto.

12.     Execution in Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

13.     No Actions, Claims, Etc. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

14.     Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

15.     Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

17.     General Release. In consideration of the Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Obligor hereby releases and forever discharges the Agent, the L/C Issuer, the Swingline Lender, the Lenders and the Agent’s, the L/C Issuer’s, the Swingline Lender’s, and the Lenders’ respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all known claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Obligor may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

HIGHER ONE, INC., as the Borrower

By: /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

HIGHER ONE HOLDINGS, INC., as a

Guarantor

By: /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

HIGHER ONE REAL ESTATE, INC., as

a Guarantor

By: /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

HIGHER ONE REAL ESTATE SP,

LLC, as a Guarantor

By: /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

HIGHER ONE MACHINES, INC., as a

Guarantor

By: /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Gerund N. Gore

Name: Gerund N. Gore

Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender,

L/C Issuer and Swingline Lender

By: /s/ Christopher T. Phelan

Name: Christopher t. Phelan

Title: Senior Vice President

CITIZENS BANK, N.A., formerly known

as RBS Citizens, N.A., as a Lender

By: /s/ Glenn T. Gampbell

Name: Glenn T. Gampbell

Title: Senior Vice President

BANK OF MONTREAL – CHICAGO

BRANCH, as a Lender

By: /s/ Daniel Ryan

Name: Daniel Ryan

Title: Vice President

WEBSTER BANK, N.A., as a Lender

By: /s/ Michelle L. Lynch

Name: Michelle L. Lynch

Title: Vice President

WELLS FARGO BANK, N.A., as a

Lender

By: /s/ Barbara A. Keegan

Name: Barbara A. Keegan

Title: Senior Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Gregory R. Bajt

Name: Gregory R. Bajt

Title: Vice President

SANTANDER BANK, N.A., formerly

known as Sovereign Bank, N.A., as a

Lender

By: /s/ Paul Larsen

Name: Paul Larsen

Title: Senior Vice President

BOF HOLDINGS IV, LLC, as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title: Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By: /s/ Luke Syme

Name: Luke Syme

Title: Assistant Vice President

FIRST NIAGARA BANK, N.A., as a

Lender

By: /s/ Dante Fazzina

Name: Dante Fazzina

Title: Vice President